Exhibit 99.1

BriaCell Announces Completion of 15:1 Share Consolidation

PHILADELPHIA and VANCOUVER, British Columbia, January 27, 2025 (GLOBE NEWSWIRE) - BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care announces that on January 24, 2025 (the “Effective Date”), the Company completed a share consolidation (the “Consolidation”) of the Company’s issued and outstanding common shares (the “Common Shares”) on the basis of one (1) post-Consolidation Common Share for every fifteen (15) pre-Consolidation Common Shares. The Consolidation is being implemented to ensure that the Company continues to comply with the listing requirements of The Nasdaq Capital Market (the “Nasdaq”).

The post-Consolidation Common Shares are expected to commence trading on the Toronto Stock Exchange (“TSX”) and the Nasdaq at market open on January 29, 2025. The post-Consolidation Common Shares will continue to trade on the TSX under the symbol “BCT” and on the Nasdaq under the symbol “BCTX”, under a new CUSIP number: 107930208.

As a result of the Consolidation, the 44,204,061 Common Shares of the Company that were issued and outstanding prior to the Effective Date have been reduced to 2,946,940 Common Shares.

As stated in the Company’s press release announcing the Consolidation dated January 3, 2025, no fractional Common Shares have been issued in connection with the Consolidation. However, the Company clarifies that each fractional Common Share remaining after the Consolidation that was less than one-half of a Common Share has been cancelled and each fractional Common Share that was at least one-half of a Common Share has been changed to one whole Common Share. The exercise or conversion price and the number of Common Shares issuable under any of the Company’s outstanding convertible securities has been proportionately adjusted in connection with the Consolidation.

The post-consolidated Common Shares are delivered by the Company’s transfer agent to shareholders holding book shares / DRS Advice positions and their pre-consolidated shares become null and void automatically. Shareholders holding physical share certificates are required to deposit a completed Letter of Transmittal and the physical share certificates for cancellation to receive post-consolidated shares. Letters of Transmittal were mailed by the Company’s transfer agent on the Effective Date. Registered shareholders may also obtain a copy of the Letter of Transmittal by accessing the Company’s SEDAR+ profile at www.sedarplus.ca. Shareholders who hold their Common Shares through intermediaries (e.g., a broker, bank, trust company investment dealer or other financial institution) and who have questions about the Consolidation should contact their intermediaries.

About BriaCell Therapeutics Corp.

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements, such as statements regarding the expectation that the Company’s post-Consolidation Common Shares will commence trading on the TSX and the Nasdaq at market open on January 29, 2025, are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:
William V. Williams, MD

President & CEO
1-888-485-6340
info@briacell.com

Media Relations:
Jules Abraham
CORE IR
julesa@coreir.com

Investor Relations Contact:
CORE IR
investors@briacell.com